Exhibit 10.11

AMENDMENT NO. 1
to the

Tidewater Inc. 2017 STock INCENTIVE PLAN

This Amendment No. 1 to the Tidewater Inc. 2017 Stock Incentive Plan (the “Plan”) is adopted by the Board of Directors (the “Board”) of Tidewater Inc. (“Tidewater”) effective April 30, 2019.

WHEREAS, on the recommendation of its Compensation Committee, the Board desires to amend the Plan to require that certain Awards granted under the Plan be granted subject to a minimum vesting period.

NOW, THEREFORE, the Plan is hereby amended as follows:

I.

Except as expressly amended by this Amendment No. 1, all of the terms and provisions of the Plan shall remain in full force and effect.  Capitalized terms used but not defined in this Amendment No. 1 have the respective meanings ascribed to them in the Plan.

II.

Section 5.3 of the Plan is hereby amended to add a new subsection (e) as follows:

(c)Any Incentives granted under the Plan on or after April 30, 2019 must be granted with a minimum vesting period of one year, without providing for incremental vesting during such one-year period; provided, however, that (i) up to 5% of the total number of shares of Common Stock remaining available for issuance under the Plan under Section 5.1 as of April 30, 2019 may be granted without regard to this requirement, and (ii) this Section 5.3(c) shall not limit the Committee’s authority to accelerate, or to provide for the acceleration of, the vesting of Incentives to the extent otherwise permitted by the Plan.

* * * * * * * * * *

CERTIFICATION

The undersigned Secretary of Tidewater Inc. hereby certifies that the foregoing Amendment No. 1 to the Tidewater Inc. 2017 Stock Incentive Plan was (i) recommended to the Board of Directors of Tidewater Inc. by its Compensation Committee at a meeting duly held on April 29, 2019 and (ii) adopted by the Board of Directors of Tidewater Inc. at a meeting duly held on April 30, 2019.

Dated:  April 30, 2019

Bruce D. Lundstrom

Executive Vice President,
General Counsel, and Secretary

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